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                                                                    EXHIBIT 10.8



                                 PROMISSORY NOTE


$___________                                                    _________, 1998
                                                              Norcross, Georgia


         FOR VALUE RECEIVED, LARSON-JUHL INC., a Georgia corporation (the "Company"), promises to pay to the order of ____________________ ("Holder"), at 3900 Steve Reynolds Boulevard, Norcross, Georgia 30093, or at such other place as Holder may designate in writing, the principal sum ____________________________________________ ($___________) in full on demand.
Unpaid principal hereunder shall bear interest at 11.0% per annum (the "Interest Rate"). Interest shall accrue from the date hereof and shall be paid quarterly in arrears on the 1st day of each August, November, February and May of each year until the principal balance hereof shall have been paid in full. Interest shall be computed on the outstanding principal amount hereunder on the basis of the actual number of days elapsed over a year of 365 days.

         Whenever any payment hereunder shall become due, or otherwise would occur, on a day that is not a business day, such payment may be made on the next succeeding business day (and such extension of time shall in such case be included in the computation of interest). Payments made pursuant to the terms hereof shall first be credited to interest then accrued and the remainder shall be credited to outstanding principal. Prepayment of principal and interest in whole or in part may be made at any time and from time to time without penalty.

         All past due principal and, to the extent provided by applicable law, past due interest, under this Note shall bear interest at the Interest Rate plus 3% per annum until all past due amounts of principal and interest shall have been paid in full; provided that in no event shall the applicable interest rate exceed the maximum rate of interest allowed by applicable law.

         If any of the following events shall occur and be continuing for any reason whatsoever, then this Note shall immediately become due and payable without any further notice or demand of any kind whatsoever, all of which are hereby expressly waived: the Company defaults in the payment of principal or interest on this Note when and as the same shall become due and payable and such default continues for five days after the Company receives notice from Holder of such default; or the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or the Company petitions or applies to any tribunal for the appointment of a trustee or receiver of the Company, or of any substantial part of the assets of the Company, or commences any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or any such petition or application is filed, or any such proceedings are commenced, against the Company, and the Company by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order is entered appointing any such trustee or receiver, or approving the petition in any such proceedings, and such order remains unstayed and in effect for more than ninety days.

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         The Company (i) promises to pay all expenses, including reasonable attorneys' fees, actually incurred in the enforcement or collection of this Note; (ii) agrees that no delay, failure to act or failure to exercise any right or remedy on the part of Holder of this Note shall in any way affect or impair the obligations of the Company; and (iii) waives presentment, protest and notice of dishonor, and further waives its rights to all other notices or demands that might otherwise be required by law.

         Holder is acquiring this Note for his own account and not for distribution.

         The provisions of this Note are to be governed by and construed according to the laws of the State of Georgia.

         IN WITNESS WHEREOF, the Company has executed this Note under seal on the day and year first written above.

                                LARSON-JUHL INC.


                                By:
                                    ------------------------------------
                                    Craig A. Ponzio
                                    Chairman and Chief Executive Officer